Exhibit 99.2
DIODES INCORPORATED
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of our acquisitions of Diodes Zetex Limited. (“Zetex”) in June 2008 on our consolidated financial statements. The following unaudited pro forma condensed combined financial statements are based upon the historical condensed consolidated financial statements and notes thereto of Diodes Incorporated (as adjusted for the Zetex acquisition), which is included herein.
The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Zetex acquisition as if it had been completed on December 31, 2007 and combines Diodes audited consolidated balance sheet with Zetex’s unaudited consolidated balance sheet as of December 31, 2007. The unaudited pro forma condensed combined income statement gives pro forma effect to the transactions as if they had been completed on January 1, 2007 and combines Diodes audited consolidated income statement and Zetex’s unaudited consolidated income statement for the fiscal year ended December 31, 2007.
The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. A final determination of fair values relating to the merger may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible and intangible assets of Zetex that existed as of the date of the completion of the merger. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data.
These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by Diodes Incorporated with the United States Securities and Exchange Commission and with Zetex historical consolidated financial statements which are included herein.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2007
(in thousands)

	Historical	Historical	Pro Forma		Pro Forma
	Diodes	Zetex*	Adjustments		Combined
CURRENT ASSETS
Cash and cash equivalents	$56,179	$32,460	$165,000	(8)	253,639
			(179,698)	(1)	(179,698)
Short-term investments	323,472	—			323,472
Accounts receivable, net	89,578	15,641			105,219
Inventories	53,031	29,272	(195)	(7)	82,108
Deferred income taxes, current	5,173	—			5,173
Prepaid expenses and others	10,576	3,141			13,717

Total Current Assets	538,009	80,514	(14,893)		603,630

PROPERTY, PLANT AND EQUIPMENT, net	123,407	53,594			177,001
DEFERRED INCOME TAXES, non-current	3,241	11,187			14,428
Intangible assets, net	9,643	30,147	(22,370)	(4)	17,420
Goodwill	25,135		73,733	(1)	98,868
Other	6,930	140			7,070

Total Assets	$706,365	$175,582	$36,470		$918,417

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITES
Line of credit	$0	$811			$811
Accounts payable	55,145	7,182			62,327
Accrued liabilities	27,841	15,760	(5,074)	(5)	38,527
Income tax payable	1,732	1,707			3,439
Current portion of long-term debt	1,345	—			1,345
Current portion of capital lease obligation	145	459			604

Total Current Liabilities	86,208	25,919	(5,074)		107,053

LONG-TERM DEBT, net of current portion
2.25% convertible senior notes due 2026	230,000	—			230,000
Long-term borrowings	5,815	—	165,000	(8)	170,815
CAPITAL LEASE OBLIGATION, net of current portion	1,331	1,919			3,250
OTHER LONG-TERM LIABILITIES	6,249	24,695	(407)	(6)	30,537

Total Liabilities	329,603	52,533	159,519		541,655

MINORITY INTEREST IN JOINT VENTURES	7,164	—			7,164

STOCKHOLDERS’ EQUITY
Common stock	26,782	73,994	(73,994)	(9)	26,782
Additional paid-in capital	121,412	—	—	(9)	121,412
Retained earnings	220,504	51,020	(51,020)	(9)	220,504
Accumulated other comprehensive gain (loss)	900	(1,965)	1,965	(9)	900

Total stockholders’ equity	369,598	123,049	(123,049)		369,598

Total Liabilities and Stockholders’ Equity	$706,365	$175,582	$36,470		$918,417

*	The historical balance sheet of Diodes Zetex Limited were prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. Certain adjustments had been made and combined in pro forma adjustment to comply with GAAP presentation.

(1)	Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Diodes Zetex Limited’s tangible and intangible assets and liabilities table below based on their estimated fair value as of the date of the completion of the merger. The preliminary estimated consideration is allocated as follows (in thousands):

Calculation of consideration:
Cash consideration to Diodes Zetex Limited from cash resources (2)	$11,103
Cash consideration to Diodes Zetex Limited from financing arrangement (8)	165,000
Estimated direct transaction fees and expenses (3)	3,595

Total consideration	179,698

Preliminary allocation of consideration:
Book value of Diodes Zetex Limited net assets	123,048
Adjustment to historical net book value from IFRS to GAAP
Intangible assets (4)	(22,370)
Accrued liabilities (5)	5,073
Other long-term liabilities (6)	407
Adjustment to historical net book value:
Inventory (7)	(195)

Adjusted Book value of Diodes Zetex Limited net assets	105,964

Adjustment to goodwill	$73,733

A final determination of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible and intangible assets of Diodes Zetex Limited that existed as of the date of the completion of the merger. The final valuation may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data.

(2)	Cash consideration to Diodes Zetex Limited stockholders based upon approximately 104.3 million Diodes Zetex Limited shares outstanding as of June 9, 2008 at 85.45 pence per share. ( based on a U.S.$ :GBP£ exchange rate of 1.9758)

(3)	Represents the estimated payment of direct transaction fees and expenses.

(4)	Represents the elimination of the capitalized product development costs.

(5)	Reflects the reversal of deferred income in accordance with EITF Issue No. 01-03, “Accounting in a Business Combination for Deferred Revenue of an Acquiree”.

(6)	Reflects the adjustment to deferred tax liabilities derived from the elimination of capitalized research and development costs.

(7)	Adjustment made to Inventory to account for reasonable profit of selling efforts.

(8)	Represents the borrowings incurred to fund the cash consideration to Diodes Zetex Limited stockholders.

(9)	Represents the acquisition of 100% of the equity of Diodes Zetex Limited and the elimination of Diodes Zetex Limited’s historical equity accounts at December 31, 2007.

Diodes Incorporated
Unaudited Pro Forma Condensed Combined Income Statement
For the Year Ended December 31, 2007
(in thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	Diodes	Zetex*	Adjustments		Combined
NET SALES	$401,159	$129,393	$382	(1)	$530,934
COST OF GOODS SOLD	270,780	86,846	191	(2)	357,817

Gross Profit	130,379	42,546	191		173,116
OPEARATING EXPENSES
Selling, general and administrative	55,461	27,568			83,029
Research and development	13,515	13,668	3,889	(3)	31,073
Restructuring costs and impairment loss of long-lived assets	1,003	—			1,003

Total operating expenses	69,979	41,237	3,889		115,105

Income from operations	60,400	1,310	(3,699)		58,011

OTHER INCOME (EXPENSES)
Interest income	18,117	1,443			19,560
Interest expense	(6,831)	(317)	(6,155)	(4)	(13,303)
Other — net	(225)	13,070			12,845

Total other income (expenses)	11,061	14,197	(6,155)		19,103

Income before income taxes and minority interest	71,461	15,507	(9,854)		77,114

INCOME TAX PROVISION	(9,428)	-811	518	(5)	(9,720)

Income before minority interest	62,033	14,696	(9,335)		67,394

Minority interest in earnings of joint ventures	(2,376)	—			(2,376)

NET INCOME	$59,657	$14,696	($9,335)		$65,018

EARNINGS PER SHARE
Basic	$1.51				$1.64

Diluted	$1.41				$1.54

Number of shares used in compution:
Basic	39,601				39,601

Diluted	42,331				42,331

*	The historical income statement of Diodes Zetex Limited were prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. Certain adjustments had been made and combined in pro forma adjustments to comply with GAAP presentation.

(1)	Represents the adjustments to the movement of deferred income account to conform with US GAAP.

(2)	Represents additional cost of goods sold related to the above adjustments.

(3)	Reflects the reversal of capitalized product development costs and the adjustment to eliminate the amortization of product development costs that were previously capitalized in accordance with IFRS.

(4)	Represents interest expense from borrowings incurred to fund the cash consideration of the Diodes Zetex Limited acquisition. The pro forma interest expense arises from the additional borrowings has been computed based upon $165.0 million loan and an average interest rate of 3.73%.

(5)	Represents the movement in the balance sheet provision as indicated above. Also, under IFRS, the deferred tax impact of actuarial movements in the defined benefit pensions scheme and movements in the fair value of foreign exchange contracts are recognised in the statement of recognised income and expenditure. Under US GAAP, such movements were adjusted to the income statement.